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                          [HEWLETT-PACKARD LETTERHEAD]

Editorial Contact:

Suzette Stephens          HP Updates Guidance
+1 650 236 5127n
suzette_stephens@hp.com


PALO ALTO, Calif., Jan. 11, 2001 -- Hewlett-Packard Company
(NYSE: HWP) today announced that based on worsening economic conditions and a deceleration in corporate and consumer IT spending in recent weeks, primarily in the U.S., the company no longer expects to meet previous first quarter guidance. The company now expects to achieve earnings per share in the range of 35 to 40 cents for its first fiscal quarter ending Jan. 31, 2001.

Carly Fiorina, chairman, president and chief executive officer, said, "Underlying the financial guidance we provided in early December were core assumptions about the condition of the consumer and enterprise IT marketplaces. We anticipated a slowdown in U.S. consumer IT spending and continued strength in enterprise IT spending, all in the context of the prevailing view that the U.S. economy was headed toward a soft landing.

"It's clear there's been a significant change in market conditions in recent weeks. Consumer spending in the U.S. has been below even our own conservative estimates and our enterprise customers--responding to the growing economic uncertainty--have become increasingly cautious about IT spending.

"We believe conservative growth assumptions are appropriate near-term, therefore our revenue guidance for Q1 is in the low- to mid- single-digits and we're not anticipating improvement during the first half of our fiscal year ending April 30. Our gross margin guidance is at the low end of the 27.5 to 28.5 percent range we previously provided, with expense growth in line with revenue growth. Given rapidly changing market conditions and increasing economic uncertainty, at home and abroad, we're refraining from providing an update to full-year guidance at this time.

"Within this environment, we're staying focused on operational excellence and on achieving our earnings targets by aggressively pursuing profitable growth opportunities and effectively managing expenses.

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Jan. 11, 2001
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"Despite these macro-economic trends, we remain confident in our strategy and believe our strong product portfolio, (which continues to gain or maintain share), our global presence, and our financial strength will serve as important assets in these challenging economic times."

A conference call with Fiorina, will begin today at 5 p.m. EST/2 p.m. PST. The call will last about 30 minutes, with a replay available until Monday, Jan. 15. To listen to the conference call replay, call +1 858 812 6440, using reservation number 17643805. The replay will be available between 7 p.m. EST/4 p.m. PST today and 7 p.m. EST/4 p.m. PST on Monday, Jan. 15.

ABOUT HP

Hewlett-Packard Company--a leading global provider of computing and imaging solutions and services--is focused on making technology and its benefits accessible to individuals and businesses through simple appliances, useful e-services and an Internet infrastructure that's always on.

HP has 88,500 employees worldwide and had total revenue from continuing operations of $48.8 billion in its 2000 fiscal year. Information about HP and its products can be found on the World Wide Web at http://www.hp.com.

                                     # # #

This news release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of HP and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and

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Jan. 11, 2001
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assumptions referred to above include the ability of HP to retain and motivate key employees; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to the annual report on Form 10-K for the year ended Oct. 31, 1999, and subsequently filed reports. HP assumes no obligation to update these forward-looking statements.